EXHIBIT 99.1

Arbutus Appoints Dr. Frank Torti as Chairman of its Board of Directors

WARMINSTER, Pa., Nov. 26, 2018 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that Dr. Frank Torti has been appointed as Chairman of the Company’s Board of Directors, effective November 26, 2018.

“We are pleased to welcome Frank to our Board,” said Dr. Mark J Murray, President and CEO of Arbutus. “Frank has a strong biomedical background and extensive experience leading successful biopharmaceutical companies, and we look forward to his guidance as we prepare for multiple clinical data readouts from our HBV capsid inhibitor and HBsAg reducing therapeutic agents in 2019.”

For much of his career, Dr. Torti was a partner at New Enterprise Associates (NEA), a leading venture capital firm. At NEA, Dr. Torti managed early and growth-stage investments in numerous healthcare companies developing and commercializing new drugs and medical devices. Dr. Torti has served as a director at Neotract Inc., Galera Therapeutics Inc., Tarveda Therapeutics Inc., Annexion Biosciences and XOC Pharmaceuticals Inc., amongst others. Before NEA, Dr. Torti was a researcher at the Duke University Center for Clinical & Genetic Economics where he was involved in clinical trial research and economic evaluations of multinational clinical trials. Dr. Torti received his M.D. from the University of North Carolina School of Medicine and his M.B.A. with distinction from Harvard Business School.

In August 2018, Dr. Torti became the Vant Investment Chair for Roivant Pharma, a division of Roivant Sciences. In that capacity he serves on the boards of Myovant Sciences, Urovant Sciences, Axovant Sciences, and other private companies in the Roivant family. Dr. Torti replaces Vivek Ramaswamy, Founder and CEO of Roivant Sciences, as Chairman of the Arbutus Board of Directors. Mr. Ramaswamy has resigned from the Arbutus Board concurrently with Dr. Torti’s appointment, to focus on strategic and operational growth at Roivant.

About Arbutus

Arbutus Biopharma Corporation is a publicly-traded (Nasdaq: ABUS) biopharmaceutical company dedicated to discovering, developing, and commercializing a cure for patients suffering from chronic Hepatitis B infection. Arbutus is developing multiple drug candidates, each of which have the potential to improve upon the standard of care and contribute to a curative combination regimen. For more information, visit www.arbutusbio.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about the Company’s development of a cure for chronic HBV and clinical data readouts expected in 2019.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the continued demand for Arbutus’ assets and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: enrollment of clinical trials may take longer than expected; clinical data may not be available when expected; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors

Mark Murray
President and CEO
Phone: 604-419-3200
Email: ir@arbutusbio.com

Pam Murphy
Investor Relations Consultant
Phone: 604-419-3200
Email: ir@arbutusbio.com